CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          Email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
First Quarter 2023 Results
Reports Record-High First Quarter Volume and Adjusted EBITDA
Houston, TX, May 3, 2023  – U.S. Physical Therapy, Inc. (“USPH” or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention (“IIP”) services, today reported results for the three months ended March 31, 2023 (“2023 First Quarter”).

FIRST QUARTER RESULTS SUMMARY

•
Adjusted EBITDA, a non-Generally Accepted Accounting Principles (“GAAP”) measure, increased $1.0 million to $18.5 million for the 2023 First Quarter, an all-time high first quarter amount, from $17.5 million for the three months ended March 31, 2022 (“2022 First Quarter”). See pages 12 and 13 of this release for the definition and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

•
Net income attributable to USPH’s shareholders, a GAAP measure, was $7.4 million for the 2023 First Quarter compared to $8.8 million for the 2022 First Quarter. The decrease in net income is primarily due to a $2.0 million increase in interest expense as a result of a higher effective interest rate as well as increased borrowings to fund acquisitions. In accordance with GAAP, the revaluation of non-controlling interest, net of taxes, is not included in net income but is charged directly to retained earnings; however, this change is included in the computation of earnings per diluted share. Earnings per diluted share, in accordance with GAAP, was $0.58 for the 2023 First Quarter as compared to $0.67 for the 2022 First Quarter.

•	Operating income increased $2.0 million, or 13.1%, to $17.0 million in the 2023 First Quarter from $15.0 million in the 2022 First Quarter.
•
Operating Results per diluted share, a non-GAAP measure, was $0.59 per diluted share for the 2023 First Quarter as compared to $0.65 for 2022 First Quarter, with the decrease primarily due to the increase in interest expense previously described.  See pages 12 and 13 of this release for the definition and reconciliation of Operating Results per diluted share to the most directly comparable GAAP measure.

•	Net patient revenue from physical therapy operations increased 15.6% to $126.6 million for the 2023 First Quarter from $109.5 million for the 2022 First Quarter.
•
Average visits per clinic per day in the 2023 First Quarter was 29.8, an all-time high for the first quarter and the second highest average visits amount for any quarter in the Company’s history. Average visits per clinic per day was 27.9 in the 2022 First Quarter, which was the previous high average visits amount for a first quarter.

•
Total patient visits increased 15.4% to 1,227,490 in the 2023 First Quarter from 1,063,519 in the 2022 First Quarter. Patient visits at our mature clinics increased 6.0% in the 2023 First Quarter as compared to the 2022 First Quarter.

•
Net rate per patient visit increased to $103.12 in the 2023 First Quarter as compared to $103.00 in the 2022 First Quarter, despite a 2% reduction in Medicare rates at the beginning of 2023 and the discontinuance of 2% sequestration relief on Medicare rates which was present in the first quarter of 2022.

•
The Company’s physical therapy operating margin was 21.0% in the 2023 First Quarter as compared to 20.0% in the 2022 First Quarter. Physical therapy average operating costs per patient visit decreased 1.1% to $81.97 per visit in the 2023 First Quarter from $83.09 in the 2022 First Quarter. Physical therapy salaries and related costs were $59.14 per visit in the 2023 First Quarter, a 0.7% increase from $58.74 in the 2022 First Quarter, and have sequentially decreased from $60.99 per visit in the third quarter of 2022 and $60.04 per visit in the fourth quarter of 2022.

•
IIP services revenue was $19.4 million for the 2023 First Quarter compared to $19.1 million in the 2022 First Quarter. IIP services operating margin was 19.5% in the 2023 First Quarter as compared to 21.8% in the 2022 First Quarter.

•
On February 28, 2023, the Company acquired 80.0% of the equity interest in a one-clinic physical therapy practice with the practice’s founder and owner retaining 20.0% of the interest. The business generates approximately $3.2 million in annual revenue and has approximately 27,000 patient visits per year. In addition, the Company opened seven clinics in the 2023 First Quarter. As of March 31, 2023, the Company operated 647 clinics compared to 601 clinics on March 31, 2022.

•	The Company’s Board of Directors declared a quarterly dividend of $0.43 per share payable on June 9, 2023, to shareholders of record on May 18, 2023.
•
Management reaffirms that it currently expects the Company’s Adjusted EBITDA for 2023 to be in the range of $75.0 million to $80.0 million.  The earnings guidance represents projected Adjusted EBITDA from existing operations and excludes future acquisitions.  See “Management Reaffirms 2023 Earnings Guidance” below for more information.

U.S. Physical Therapy Press Release	Page 2
May 3, 2023

Management’s Comments

Chris Reading, Chief Executive Officer, said, “I am supremely proud of our team for the way they have focused on making a difference for our patients as well as our business.  The inflationary environment in the second half of 2022 was extremely challenging, but our partners, staff, leadership, and support teams remained committed to making the necessary adjustments, allowing us to deliver record volumes in what is normally a slower quarter.  Our staffing has improved markedly, and our turnover rate has continued to decline to better than pre-pandemic levels for licensed clinical staff.  Development activity and related opportunities remain strong.”

Carey Hendrickson, Chief Financial Officer, said, “Our outstanding physical therapy volume in the first quarter, which is typically our seasonally lowest volume quarter of the year, combined with stabilizing expenses, resulted in the best Operating Results and Adjusted EBITDA for a first quarter in our history.  Our physical therapy operating costs per visit declined in the first quarter from the higher levels we experienced in the third and fourth quarters of 2022 when we began to feel the effects of inflation, and were actually lower than in the first quarter of the prior year resulting in margin improvement year over year.”

FIRST QUARTER RESULTS

Total net revenue for 2023 First Quarter was $148.5 million, an increase of 12.8%, compared to $131.7 million for the 2022 First Quarter.  See table below for a breakdown of total net revenue.
	Three Months Ended March 31,		Variance
	2023	2022		$	%
	(In thousands, except percentages)
Revenue related to:	In USD
Mature Clinics (1)	$114,502	$108,229	$6,273		5.8%
2023 Clinic Additions	371	-	371		*	(2)
2022 Clinic Additions	11,708	195	11,513		*	(2)
Clinics sold or closed in 2022	-	1,114	(1,114)		*	(2)
Net patient revenue from physical therapy operations	126,581	109,538	17,043		15.6%
Other revenue	799	872	(73)		-8.4%
Physical therapy operations	127,380	110,410	16,970		15.4%
Management contracts	1,779	2,226	(447)		-20.1%
Industrial injury prevention services	19,350	19,068	282		1.5%
	$148,509	$131,704	$16,805		12.8%

(1)	See Glossary of Terms - Revenue Metrics for the definition.
(2)	Not meaningful.

U.S. Physical Therapy Press Release	Page 3
May 3, 2023

•
Revenue from physical therapy operations increased $17.0 million, or 15.4%, to $127.4 million for the 2023 First Quarter from $110.4 million for the 2022 First Quarter primarily due to a 15.4% increase in the number of patient visits to 1,227,490 for the 2023 First Quarter from 1,063,519 in the 2022 First Quarter. Net patient revenue per visit increased to $103.12 in the 2023 First Quarter from $103.00 in the 2022 First Quarter.

•	IIP services revenue increased to $19.4 million for the 2023 First Quarter as compared to $19.1 million for the 2022 First Quarter.

Operating cost was $117.7 million for the 2023 First Quarter, or 79.2% of net revenue, compared to $105.1 million, or 79.8% of net revenue, for the 2022 First Quarter. Salaries and related costs were 57.9% of net revenue for the 2023 First Quarter versus 57.1% for the 2022 First Quarter.  Rent, supplies, contract labor and other costs as a percentage of total revenue were 20.3% for the 2023 First Quarter versus 21.8% for the 2022 First Quarter. The provision for credit losses as a percentage of total revenue was 1.0% for both 2023 First Quarter and 2022 First Quarter.  See table below for a more detailed breakdown of operating costs.
	Three Months Ended March 31,		Variance
	2023	2022		$	%
	(In thousands, except percentages)
Operating costs related to:
Mature clinics (1)	$91,025	$86,978	$4,047		4.7%
2023 clinic additions	432	-	432		*	(2)
2022 clinic additions	9,100	389	8,711		*	(2)
Clinics sold or closed in 2022	64	1,002	(938)		*	(2)
Physical therapy operations	100,621	88,369	12,252		13.9%
Management contracts	1,449	1,831	(382)		-20.9%
Industrial injury prevention services	15,582	14,916	666		4.5%
Operating costs	$117,652	$105,116	$12,536		11.9%

(1)	See Glossary of Terms - Revenue Metrics for the definition.
(2)	Not meaningful
•
Physical therapy operating costs increased $12.3 million or 13.9% primarily driven by the impact of a full quarter of 2022 and 2023 clinic additions.  Additionally, costs associated with mature clinics increased 4.7% primarily due to higher salaries and related costs related to a 6.0% increase in patient visits at mature clinics.

•	IIP services operating costs increased by $0.7 million, or 4.5%, to $15.6 million as compared to $14.9 million in the 2022 First Quarter.

U.S. Physical Therapy Press Release	Page 4
May 3, 2023

Gross profit for the 2023 First Quarter increased $4.3 million, or 16.1%, to $30.9 million from $26.6 million for the 2022 First Quarter. Gross profit margin increased to 20.8% in the 2023 First Quarter from 20.2% in the 2022 First Quarter. The following table provides a more detailed breakdown of gross profit and related gross profit margins:
	Three Months Ended March 31,
	2023		2022		Variance
	In USD	Margin %	In USD	Margin %		$	%
	(In thousands, except percentages)
Physical therapy operations	$26,759	21.0%	$22,041	20.0%	$4,718		21.4%
Management contracts	330	18.5%	395	17.7%	(65)		-16.5%
Industrial injury prevention services	3,768	19.5%	4,152	21.8%	(384)		-9.2%
Gross profit	$30,857	20.8%	$26,588	20.2%	$4,269		16.1%

Corporate office costs were $13.9 million, or 9.3% of net revenue, for the 2023 First Quarter compared to $11.6 million, or 8.8% of net revenue, for the 2022 First Quarter.
Operating income increased $2.0 million, or 13.1%, to $17.0 million for the 2023 First Quarter from $15.0 million in the 2022 First Quarter. In both comparative periods, the operating income was 11.4% of net revenue.
For 2023 First Quarter, other expenses were $2.6 million compared to other income of $0.4 million in 2022 First Quarter.
•
During the 2023 First Quarter, the Company recognized $0.5 million of income received under the Coronavirus Aid, Relief and Economic Security Act (“Relief Funds”). The Relief Funds were received in prior years but were subject to certain compliance requirements which were met in 2023 First Quarter. The Company does not expect to receive or recognize any future Relief Funds. No such income was recognized in the comparable prior year period.

•	During the 2023 First Quarter, the Company revalued the contingent earn-out consideration related to an acquisition and recognized an increase in the related liability of $0.7 million.
•
The revaluation of the put-right liability resulted in an increase of $0.1 million to the related liability for the 2023 First Quarter. The put right relates to the potential future purchase of a company that provides physical therapy and rehabilitation services to hospitals and other ancillary providers in a distinct market area. The owners have the right to put this transaction to the Company in approximately five years from November 2021.

•	Equity in earnings of the unconsolidated affiliate was $0.3 million in both the 2023 First Quarter and the 2022 First Quarter.
•
Interest expense, net of $0.6 million savings from the interest rate swap arrangement discussed below, was $2.6 million for the 2023 First Quarter compared to $0.5 million in the 2022 First Quarter. The increase in interest expense was primarily due to a higher effective interest rate as well as increased borrowings to fund acquisitions. The overall effective interest rate on the Company’s debt was 5.5% for the 2023 First Quarter.

U.S. Physical Therapy Press Release	Page 5
May 3, 2023

The provision for income tax was $3.0 million for the 2023 First Quarter compared to $3.5 million for the 2022 First Quarter. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest (effective tax rate) was 28.6% for the 2023 First Quarter and 28.4% for the 2022 First Quarter. A reconciliation of our income tax expense and effective income tax rate is as follows:
	Three Months Ended March 31,
	2023	2022
	(In thousands, except percentages)

Income before taxes	$14,396	$15,480

Less: net loss (income) attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,720)	(2,557)
Non-controlling interest - permanent equity	(1,297)	(626)
	$(4,017)	$(3,183)

Income before taxes less net income attributable to non-controlling interest	$10,379	$12,297

Provision for income taxes	$2,969	$3,498

Effective income tax rate	28.6%	28.4%

Net income attributable to redeemable non-controlling interest (temporary equity) was $2.7 million for the 2023 First Quarter and $2.6 million for the 2022 First Quarter.  Net income attributable to non-controlling interest (permanent equity) was $1.3 million for the 2023 First Quarter and $0.6 million for the 2022 First Quarter.
Adjusted EBITDA, a non-GAAP measure, increased $1.0 million to $18.5 million for the 2023 First Quarter, an all-time high first quarter amount, from $17.5 million for the 2022 First Quarter.
Operating Results, excluding Relief Funds, a non-GAAP measure, was $7.7 million, or $0.59 per share, in 2023 First Quarter as compared to $8.4 million, or $0.65 per share, in 2022 First Quarter, with the decrease primarily due to the increase in interest expense previously described.

BALANCE SHEET AND CASH FLOW

As of March 31, 2023, the Company had $32.6 million in cash and cash equivalents, total net working capital of $27.0 million and $137.0 million in available credit under the Company’s Revolving Facility. During the 2023 First Quarter, $11.3 million of cash was provided by operations. The major uses of cash for investing and financing activities included: purchase of majority interest in businesses (5.8 million), purchase of non-controlling interests from existing partners ($5.2 million), purchase of fixed assets ($2.1 million), and distributions to non-controlling interests ($3.3 million).
The Company entered into an interest rate swap effective on June 30, 2022, which will mature on June 30, 2027.  It has a $150.0 million notional value adjusted concurrently with scheduled principal payments made on the Company’s term loan. On March 31, 2023, the fair value of the interest rate swap was $3.6 million, a decrease of $1.8 million, net of tax, as compared to December 31, 2022.  The fair value of the interest rate swap is included in other assets (current and long term) in the accompanying consolidated balance sheet while the decrease in fair value is presented as unrealized loss in the accompanying consolidated statements of comprehensive income. The interest rate swap arrangement has generated $0.7 million in interest savings since its inception. The average interest rate for the term loan during the 2023 First Quarter was 4.9%.

U.S. Physical Therapy Press Release	Page 6
May 3, 2023

QUARTERLY DIVIDEND
The Board of Directors declared a quarterly dividend of $0.43 per share payable on June 9, 2023, to shareholders of record on May 18, 2023.

MANAGEMENT REAFFIRMS 2023 EARNINGS GUIDANCE

Management reaffirms that it currently expects the Company’s Adjusted EBITDA for 2023 to be in the range of $75.0 million to $80.0 million.  Please note that the earnings guidance represents projected Adjusted EBITDA from existing operations and excludes future acquisitions.  The annual guidance figures will not be updated unless there is a material development that causes management to believe that Adjusted EBITDA will be significantly outside the given range.

CONFERENCE CALL INFORMATION

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. ET, 9:30 a.m. CT, on May 4, 2023, to discuss results the Company’s financial results for the quarter ended March 31, 2023. Interested parties may participate in the call by dialing (800) 895-3361 Primary or (785) 424-1062 Alternate and entering reservation number USPHQ123 approximately 10 minutes before the call is scheduled to begin. To listen to the live call, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until August 4, 2023, at U.S. Physical Therapy’s website.

FORWARD LOOKING STATEMENTS

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•    the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of COVID-19 and its variants, for which the total financial magnitude cannot be currently estimated;
•    changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•    revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•    changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•    compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•    competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
•    one of our acquisition agreements contains a Put Right related to a future purchase of a majority interest in a separate company;
•    the impact of COVID-19 related vaccination and/or testing mandates at the federal, state and/or local level, which could have an adverse impact on staffing, revenue, costs and the results of operations:
•    our debt and financial obligations could adversely affect our financial condition, our ability to obtain future financing and our ability to operate our business;
•    changes as the result of government enacted national healthcare reform;
•    business and regulatory conditions including federal and state regulations;
•    governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•    revenue and earnings expectations;
•    some of our acquisition agreements contain contingent consideration, the value of which may impact future financial results;
•    legal actions, which could subject us to increased operating costs and uninsured liabilities;
•    general economic conditions, including but not limited to inflationary and recessionary periods;
•    actual or perceived events involving banking volatility or limited liability, defaults or other adverse developments that affect the U.S. or international financial systems, may result in market wide liquidity problems which could have a material and adverse impact on our available cash and results of operations;
•    our business depends on hiring, training, and retaining qualified employees
•    availability and cost of qualified physical therapists;
•    competitive environment in the industrial injury prevention services business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;
•    acquisitions, and the successful integration of the operations of the acquired businesses;
•    impact on the business and cash reserves resulting from retirement or resignation of key partners and resulting purchase of their non-controlling interest (minority interests);
•    maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•    a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;
•    maintaining clients for which we perform management, industrial injury prevention related services, and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;
•    maintaining adequate internal controls;
•    maintaining necessary insurance coverage;
•    availability, terms, and use of capital; and
•    weather and other seasonal factors.

U.S. Physical Therapy Press Release	Page 7
May 3, 2023

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. For additional information regarding these and other risks and uncertainties, that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.
GLOSSARY OF TERMS - REVENUE METRICS
Mature clinics are clinics opened or acquired prior to January 1, 2021, and are still operating as of the balance sheet date.
Net rate per patient visit is net patient revenue related to our physical therapy operations divided by total number of patient visits (defined below) during the periods presented.
Patient visits is the number of unique patient visits during the periods presented.
Average visits per day per clinic is patient visits divided by the number of days in which normal business operations were conducted during the periods presented and further divided by the average number of clinics in operation during the periods presented.

ABOUT U.S. PHYSICAL THERAPY, INC.
 Founded in 1990, U.S. Physical Therapy, Inc. currently operates 647 outpatient physical therapy clinics in 40 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 35 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention services business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.

 More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 8
May 3, 2023

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31, 2023	March 31, 2022

Net patient revenue	$126,581	$109,538
Other revenue	21,928	22,166
Net revenue	148,509	131,704
Operating cost:
Salaries and related costs	86,040	75,149
Rent, supplies, contract labor and other	30,100	28,662
Provision for credit losses	1,512	1,305
Total operating cost	117,652	105,116

Gross profit	30,857	26,588

Corporate office costs	13,859	11,556
Operating income	16,998	15,032

Other income and expense:
Relief Funds	467	-
Change in fair value of contingent earn-out consideration	(698)	-
Equity in earnings of unconsolidated affiliate	274	339
Other and interest income	64	46
Change in revaluation of put-right liability	(149)	603
Interest expense - debt and other, net	(2,560)	(540)
Total other income and expense	(2,602)	448
Income before taxes	14,396	15,480

Provision for income taxes	2,969	3,498

Net income	11,427	11,982

Less: net loss (income) attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,720)	(2,557)
Non-controlling interest - permanent equity	(1,297)	(626)
	(4,017)	(3,183)

Net income attributable to USPH shareholders	$7,410	$8,799

Basic and diluted earnings per share attributable to USPH shareholders	$0.58	$0.67

Shares used in computation - basic and diluted	13,025	12,937

Dividends declared per common share	$0.43	$0.41

U.S. Physical Therapy Press Release	Page 9
May 3, 2023

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31, 2023	March 31, 2022

Net income	$11,427	$11,982
Other comprehensive loss
Unrealized loss on cash flow hedge	(1,817)	-
Tax effect at statutory rate (federal and state)	464	-
Comprehensive income	$10,074	$11,982

Comprehensive income attributable to non-controlling interest	(4,017)	(3,183)
Comprehensive income attributable to USPH shareholders	$6,057	$8,799

U.S. Physical Therapy Press Release	Page 10
May 3, 2023

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT PER SHARE DATA)
	March 31, 2023	December 31, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$32,605	$31,594
Patient accounts receivable, less allowance for credit losses of $2,674 and $2,829, respectively	56,647	51,934
Accounts receivable – other	17,816	16,671
Other current assets	10,726	11,067
Total current assets	117,794	111,266
Fixed assets:
Furniture and equipment	63,139	62,074
Leasehold improvements	43,525	42,877
Fixed assets, gross	106,664	104,951
Less accumulated depreciation and amortization	82,026	80,203
Fixed assets, net	24,638	24,748
Operating lease right-of-use assets	100,604	103,004
Investment in unconsolidated affiliate	12,160	12,131
Goodwill	501,347	494,101
Other identifiable intangible assets, net	108,991	108,755
Other assets	2,593	4,149
Total assets	$868,127	$858,154

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTEREST
Current liabilities:
Accounts payable – trade	$4,233	$3,300
Accounts payable - due to seller of acquired business	-	3,204
Accrued expenses	45,220	37,413
Current portion of operating lease liabilities	33,650	33,709
Current portion of term loan and notes payable	7,730	7,863
Total current liabilities	90,833	85,489
Notes payable, net of current portion	2,583	1,913
Revolving line of credit	38,000	31,000
Term loan, net of current portion and deferred financing costs	142,098	142,918
Deferred taxes	21,524	21,303
Operating lease liabilities, net of current portion	75,460	77,934
Other long-term liabilities	13,870	13,029
Total liabilities	384,368	373,586

Redeemable non-controlling interest - temporary equity	164,283	167,515

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
15,277,320 and 15,216,326 shares issued, respectively	152	152
Additional paid-in capital	112,123	110,317
Accumulated other comprehensive gain	2,651	4,004
Retained earnings	234,760	232,948
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	318,058	315,793
Non-controlling interest - permanent equity	1,418	1,260
Total USPH shareholders' equity and non-controlling interest - permanent equity	319,476	317,053
Total liabilities, redeemable non-controlling interest,
USPH shareholders' equity and non-controlling interest - permanent equity	$868,127	$858,154

U.S. Physical Therapy Press Release	Page 11
May 3, 2023

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31, 2023	March 31, 2022
OPERATING ACTIVITIES
Net income including non-controlling interest	$11,427	$11,982
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation and amortization	3,788	3,824
Provision for credit losses	1,512	1,305
Equity-based awards compensation expense	1,806	1,846
Deferred income taxes	221	2,132
Change in revaluation of put-right liability	149	(603)
Change in fair value of contingent earn-out consideration	698	-
Earnings in unconsolidated affiliate	(274)	(339)
Other	125	93
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(5,999)	(4,676)
Increase in accounts receivable – other	(796)	(2,145)
Increase (decrease) in other assets	1,897	(735)
(Decrease) increase in accounts payable and accrued expenses	(1,846)	1,445
Decrease in other long-term liabilities	(1,359)	(2,480)
Net cash provided by operating activities	11,349	11,649

INVESTING ACTIVITIES
Purchase of fixed assets	(2,059)	(2,528)
Purchase of majority interest in businesses, net of cash acquired	(5,796)	(11,242)
Purchase of redeemable non-controlling interest, temporary equity	(5,178)	(2,211)
Purchase of non-controlling interest-permanent	-	(99)
Proceeds on sale of partnership interest - redeemable non-controlling interest	107	4
Distributions from unconsolidated affiliate	245	132
Net cash used in investing activities	(12,681)	(15,944)

FINANCING ACTIVITIES
Distributions to non-controlling interest, permanent and temporary equity	(3,297)	(3,711)
Proceeds from revolving line of credit	7,000	35,000
Proceeds from term loan	-	(31,000)
Payments on term loan	(938)	-
Principal payments on notes payable	(422)	(332)
Net cash provided by (used in) financing activities	2,343	(43)

Net decrease in cash and cash equivalents	1,011	(4,338)
Cash and cash equivalents - beginning of period	31,594	28,567
Cash and cash equivalents - end of period	$32,605	$24,229

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$442	$81
Interest paid	1,377	525
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	360	300
Notes payable related to purchase of redeemable non-controlling interest, temporary equity	611	246
Notes payable related to purchase of non-controlling interest, permanent equity	-	296
Notes receivable related to sale of partnership interest - redeemable non-controlling interest	532	-
Dividends payable to USPH shareholders	$5,617	$5,327

U.S. Physical Therapy Press Release	Page 12
May 3, 2023

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide details of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Adjusted EBITDA, a non-GAAP measure, is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, change in fair value of contingent earn-out consideration, Relief Funds, changes in revaluation of put-right liability, equity-based awards compensation expense, and related portions for non-controlling interests.   Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Operating Results, a non-GAAP measure, equals net income attributable to USPH diluted shareholders per the consolidated statements of income, less a change in revaluation of the put-right liability, Relief Funds, changes in fair value of contingent earn-out consideration, and any allocations to non-controlling interests, all net of taxes. Operating Results per diluted share also exclude the impact of the revaluation of redeemable non-controlling interest and the associated tax impact.

Management uses Operating Results and Adjusted EBITDA, which eliminates certain items described above that can be subject to volatility and unusual costs, as one the principal measures to evaluate and monitor financial performance period over period.  Management believes that presenting Operating Results and Adjusted EBITDA is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have redeemable instruments and therefore have different equity structures.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

U.S. Physical Therapy Press Release	Page 13
May 3, 2023

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
2023 PERIODS COMPARED TO 2022 PERIODS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)
	Three Months Ended March 31,
	2023	2022 *
Adjusted EBITDA
Net income attributable to USPH shareholders	$7,410	$8,799
Adjustments:
Depreciation and amortization	3,788	3,824
Change in fair value of contingent earn-out consideration	698	-
Interest income	(64)	(46)
Relief Funds	(467)	-
Change in revaluation of put-right liability	149	(603)
Interest expense - debt and other, net	2,560	540
Provision for income taxes	2,969	3,498
Equity-based awards compensation expense	1,806	1,846
Allocation to non-controlling interests	(371)	(363)
Adjusted EBITDA (a non-GAAP measure)	$18,478	$17,495

	Three Months Ended March 31,
Earnings per share	2023	2022 *
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$7,410	$8,799
Charges to retained earnings:
Revaluation of redeemable non-controlling interest	119	(153)
Tax effect at statutory rate (federal and state) of 25.55%	(30)	39
	$7,499	$8,685

Earnings per share (basic and diluted)	$0.58	$0.67

Operating Results
Net income attributable to USPH shareholders	$7,410	$8,799
Adjustments:
Change in fair value of contingent earn-out consideration	698	-
Change in revaluation of put-right liability	149	(603)
Allocation to non-controlling interests	33	-
Relief Funds	(467)	-
Tax effect at statutory rate (federal and state)	(105)	154
Operating Results (a non-GAAP measure)	$7,718	$8,350

Basic and diluted Operating Results per share (a non-GAAP measure)	$0.59	$0.65

Shares used in computation - basic and diluted	13,025	12,937

  * Revised to conform to current year presentation.

U.S. Physical Therapy Press Release	Page 14
May 3, 2023

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
REVENUE METRICS

	Number of Clinics		Net Rate Per Patient Visit (1)		Patient Visits (1)		Average Visits Per Day Per Clinic (1)
	2023	2022	2023	2022	2023	2022	2023	2022
First quarter	647	601	$103.12	$103.00	1,227,490	1,063,519	29.8	27.9
Second quarter		608		$103.18		1,145,554		29.5
Third quarter		614		$104.01		1,122,070		28.8
Fourth quarter		640		$104.28		1,152,139		29.1

(1)	See definition of the metrics above in the Glossary of Terms – Revenue Metrics on page 7.